UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

Lifeward Ltd.

(Exact Name of Registrant as Specified in its Charter)

Israel	001-36612	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd. Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value NIS 1.75	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Securities Purchase Agreement

On June 25, 2025, Lifeward Ltd. (the “Company”) commenced a best efforts public offering (the “Offering”) of an aggregate of (i) 4,000,000 ordinary shares, par value NIS 1.75 per share, of the Company (“Ordinary Shares”) and (ii) 4,000,000 warrants (the “Ordinary Warrants”) to purchase up to 4,000,000 Ordinary Shares (the “Ordinary Warrant Shares”). Each Ordinary Share was sold together with one Ordinary Warrant to purchase one Ordinary Share. The combined offering price for each Ordinary Share and accompanying Ordinary Warrant was $0.65. Each Ordinary Warrant has an exercise price of $0.65 per Ordinary Share, is immediately exercisable upon issuance, and will expire on the five-year anniversary of the date of issuance.

The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agent (as defined below), described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Ordinary Warrants, are expected to be approximately $2.0 million. The Company intends to use the net proceeds from the Offering for continuing commercial efforts, working capital, and general corporate purposes. The Offering closed on June 26, 2025.

In connection with the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors. Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement or prospectus, or any amendment or supplement thereto for 30 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, customary indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A holder will not have the right to exercise any portion of the Ordinary Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Ordinary Warrants.

Pursuant to an engagement agreement (as amended, the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent in connection with the Offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds received in the Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds received in the Offering, (iii) a non-accountable expense allowance of $50,000, (iv) reimbursement of up to $100,000 for legal fees and expenses and other out of pocket expenses and (v) up to $15,950 for the clearing expenses.

Also pursuant to the Engagement Agreement, the Company, in connection with the Offering, agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 240,000 Ordinary Shares (the “Placement Agent Warrant Shares”) (which represents 6.0% of the Ordinary Shares sold in the Offering). The Placement Agent Warrants have substantially the same terms as the Ordinary Warrants issued and sold in the Offering, except that the Placement Agent Warrants have an exercise price of $0.8125 per Ordinary Share (which represents 125% of the combined public offering price per Ordinary Share and accompanying Ordinary Warrant), and will expire on June 25, 2030.

The Ordinary Shares, the Ordinary Warrants, the Ordinary Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 (as amended, the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “SEC”) on June 20, 2025, as amended by Amendment No. 1 to Form S-1 (including the prospectus forming a part of such Registration Statement), under the Securities Act (File No. 333-288172), and declared effective by the SEC on June 25, 2025.

The foregoing descriptions of the Purchase Agreement, the Ordinary Warrants and the Placement Agent Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Ordinary Warrant, and the form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Ordinary Warrant.
4.2	Form of Placement Agent Warrant.
10.1+	Form of Securities Purchase Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Dated: June 26, 2025	By:	/s/ Mike Lawless
	Name:	Mike Lawless
	Title:	Chief Financial Officer